American Skandia Trust
For the period ended 12/31/05
File number 811-5186
SUB-ITEM 77D-2

AMERICAN SKANDIA TRUST

Supplement dated July 21, 2005 to the Prospectus dated May
1, 2005

This supplement sets forth the changes to the American
Skandia Trust ("AST" or the "Trust") Prospectus dated May
1, 2005. All of the Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the AST Prospectus and should be retained for future reference.

I. This section of the supplement sets forth the changes to the prospectus with respect to the AST
Small-Cap Value Portfolio, AST Hotchkis & Wiley Large-Cap
Value Portfolio, AST AllianceBernstein Large-Cap Growth
Portfolio and AST Gabelli All-Cap Value Portfolio that will be effective on or about December 5, 2005.

A.            Effective on or about December 5, 2005,
Salomon Brothers Asset Management Inc. ("SaBAM") will join
J.P. Morgan Investment Management, Inc. ("J.P. Morgan"),
Lee Munder Investments, Ltd. ("Lee Munder"), and Integrity
Asset Management ("Integrity") as sub-advisors to the AST
Small-Cap Value Portfolio.

The following replaces the discussion in the section of the AST Small-Cap Value Portfolio in the section of the prospectus titled "Risk/Return Summary Principal
Investment Strategies:"

The AST Small-Cap Value Portfolio (formerly, the AST
Gabelli Small-Cap Value Portfolio) will invest, under normal circumstances, at least 80% of the value of its net assets in small capitalization companies. For purposes of the Portfolio, small capitalization companies are generally those that have market capitalizations, at the time of purchase, not exceeding the greater of: (i) $3 billion or
(ii) the largest capitalized company included in the Russell 2000 Index during the previous 12-months based on month-end data.

The assets of the Portfolio are independently managed by four Sub-advisors under a multi-manager structure. Pursuant to the multi-manager structure, the Investment Managers of the Portfolio determine and allocate a portion of the Portfolio's assets to each of the Sub-advisors. The allocations will be reviewed by the Investment Managers periodically, and the allocations may be altered or adjusted by the Investment Managers without prior notice.
Such adjustments will be reflected in the annual update to this prospectus.

Although each Sub-advisor will follow the Portfolio's policy of investing, under normal circumstances, at least
80% of the Portfolio's assets in small capitalization companies, each Sub-advisor expects to utilize different investment strategies to achieve the Portfolio's objective of long-term capital growth. The current asset allocations and principal investment strategies for each of the Sub-advisors is summarized below:

J.P. Morgan is responsible for managing approximately 53% of the Portfolio's assets. This Sub-advisor follows a three-step process. First, a rigorous quantitative model is used to evaluate the prospects of each company in the investable universe and rank each company's relative attractiveness within its economic sector based on a number of factors including valuation and improving fundamentals.
Next, the results of the quantitative model are reviewed and modified based on the fundamental stock and industry insights of the sector specific research and portfolio management teams. Finally, a disciplined, systematic portfolio construction process is employed to overweight the stocks that are the most attractive and underweight those stocks that are the least attractive, based on the rankings from the first two steps, while trying to minimize uncompensated risks relative to the benchmark.



Lee Munder is responsible for managing approximately 15% of the Portfolio's assets. This Sub-advisor seeks the stocks of companies whose current stock prices do not appear to adequately reflect their underlying value as measured by assets, earnings, cash flow or business franchises. The
Sub-advisor's research team seeks to identify companies that appear to be undervalued by various measures, and may be temporarily out of favor, but have good prospects for capital appreciation. In selecting investments, the Sub-advisor generally looks to the following: (1) Low price/earnings, price/book value or total capitalization/cash flow ratios relative to the company's peers; (2) Low stock price relative to a company's underlying asset values; (3) A sound balance sheet and other positive financial characteristics. The Sub-advisor then determines whether there is an emerging catalyst that will focus investor attention on the underlying assets of the company, such as takeover efforts, a change in management, or a plan to improve the business through restructuring or other means.

Integrity is responsible for managing approximately 11% of the Portfolio's assets. This Sub-advisor focuses on achieving capital appreciation by maintaining a diversified portfolio of small capitalization stocks that are currently undervalued, yet poised to outperform. To identify these stocks, the Sub-advisor follows a disciplined process seeking two key elements: prudent value and improving sentiment. Prudent value implies that a statistically
"cheap" stock, trading below its estimate of intrinsic value, will deliver strong total return over time. The process also identifies catalysts that lead to improving investor sentiment. Risk exposure is continuously evaluated throughout the process to ensure consistent long-term performance versus the Russell 2000 Value index.

SaBAM is responsible for managing approximately 21% of the
Portfolio's assets.   SaBAM emphasizes individual security
selection while spreading the Fund's investments among industries and sectors. SaBAM uses both quantitative and fundamental methods to identify stocks of smaller capitalization companies it believes have a high probability of outperforming other stocks in the same industry or sector.

SaBAM uses quantitative parameters to select a universe of smaller capitalized companies that fit the Fund's general investment criteria. In selecting individual securities from within this range, the Sub-advisor looks for "value" attributes, such as low stock price relative to earnings, book value and cash flow and high return on invested capital. SaBAM also uses quantitative methods to identify catalysts and trends that might influence the Fund's industry or sector focus, or the Sub-advisor's individual security selection.

The following replaces the discussion of the AST Small-Cap
Value Portfolio in the section of the prospectus titled
"Investment Objectives and Policies:"

AST Small-Cap Value Portfolio

Investment Objective: The investment objective of the Portfolio is to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued.

Principal Investment Policies and Risks:

The Portfolio has a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its net assets in small capitalization companies. The 80% requirement applies at the time the Portfolio invests its assets. For purposes of the Portfolio, small capitalization companies are generally those that have market capitalizations, at the time of purchase, not exceeding the greater of: (i) $3 billion or (ii) the largest capitalized company included in the Russell 2000
Index during the previous 12-months based on month-end data.

The assets of the Portfolio are independently managed by four Sub-advisors under a multi-manager structure. Pursuant to the multi-manager structure, the Investment Managers of the Portfolio determine and allocate a portion of the Portfolio's assets to each of the Sub-advisors. The allocations will be reviewed by

2



the Investment Managers periodically, and the allocations may be altered or adjusted by the Investment Managers without prior notice. Such adjustments will be reflected in the annual update to this prospectus.

Although each Sub-advisor will follow the Portfolio's policy of investing, under normal circumstances, at least
80% of the Portfolio's assets in small capitalization companies, each Sub-advisor expects to utilize different investment strategies to achieve the Portfolio's objective of long-term capital growth. The current asset allocations and principal investment strategies for each of the Sub-advisors is summarized below:

J.P. Morgan is responsible for managing approximately 53% of the Portfolio's assets. This Sub-advisor follows a three-step process. First, a rigorous quantitative model is used to evaluate the prospects of each company in the investable universe and rank each company's relative attractiveness within its economic sector based on a number of factors including valuation and improving fundamentals.
Next, the results of the quantitative model are reviewed and modified based on the fundamental stock and industry insights of the sector specific research and portfolio management teams. Finally, a disciplined, systematic portfolio construction process is employed to overweight the stocks that are the most attractive and underweight those stocks that are the least attractive, based on the rankings from the first two steps, while trying to minimize uncompensated risks relative to the benchmark.

Lee Munder is responsible for managing approximately 15% of the Portfolio's assets. This Sub-advisor seeks the stocks of companies whose current stock prices do not appear to adequately reflect their underlying value as measured by assets, earnings, cash flow or business franchises. The
Sub-advisor's research team seeks to identify companies that appear to be undervalued by various measures, and may be temporarily out of favor, but have good prospects for capital appreciation. In selecting investments, the Sub-advisor generally looks to the following: (1) Low price/earnings, price/book value or total capitalization/cash flow ratios relative to the company's peers; (2) Low stock price relative to a company's underlying asset values; (3) A sound balance sheet and other positive financial characteristics. The Sub-advisor then determines whether there is an emerging catalyst that will focus investor attention on the underlying assets of the company, such as takeover efforts, a change in management, or a plan to improve the business through restructuring or other means.

Integrity is responsible for managing approximately 11% of the Portfolio's assets. This Sub-advisor focuses on achieving capital appreciation by maintaining a diversified portfolio of small capitalization stocks that are currently undervalued, yet poised to outperform. To identify these stocks, the Sub-advisor follows a disciplined process seeking two key elements: prudent value and improving sentiment. Prudent value implies that a statistically
"cheap" stock, trading below its estimate of intrinsic value, will deliver strong total return over time. The process also identifies catalysts that lead to improving investor sentiment. Risk exposure is continuously evaluated throughout the process to ensure consistent long-term performance versus the Russell 2000 Value index.

SaBAM is responsible for managing approximately 21% of the
Portfolio's assets.   SaBAM emphasizes individual security
selection while spreading the Portfolio's investments among industries and sectors. SaBAM uses both quantitative and fundamental methods to identify stocks of smaller capitalization companies it believes have a high probability of outperforming other stocks in the same industry or sector.

SaBAM uses quantitative parameters to select a universe of smaller capitalized companies that fit the Portfolio's general investment criteria. In selecting individual securities from within this range, the Sub-advisor looks for "value" attributes, such as low stock price relative to earnings, book value and cash flow and high return on invested capital. SaBAM also uses quantitative methods to identify catalysts and trends that might influence the Portfolio's industry or sector focus, or the Sub-advisor's individual security selection.

The Portfolio may sell securities for a variety of reasons, such as to secure gains, limit losses or re-deploy assets into more promising opportunities. The Portfolio will not sell a stock just because the company has grown to a market capitalization beyond that which the Portfolio considers to be small-cap,

3



and it may on occasion purchase companies with a market cap greater than that which the Portfolio considers to be more than small-cap.

As with all stock funds, the Portfolio's share price can fall because of weakness in the securities market as a whole, in particular industries or in specific holdings.
Investing in small companies involves greater risk of loss than is customarily associated with more established companies. Stocks of small companies may be subject to more abrupt or erratic price movements than larger company stocks. Small companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. While a value approach to investing is generally considered to involve less risk than a growth approach, investing in value stocks carries the risks that the market will not recognize the stock's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.

O ther Investments:

Although the Portfolio will invest primarily in U.S. common stocks, it may also purchase other types of securities, for example, preferred stocks, convertible securities, warrants and bonds when considered consistent with the Portfolio's investment objective and policies. The Portfolio may purchase preferred stock for capital appreciation where the issuer has omitted, or is in danger of omitting, payment of the dividend on the stock. Debt securities would be purchased in companies that meet the investment criteria for the Portfolio.

The Portfolio may invest up to 20% of its total assets in foreign securities, including American Depositary Receipts and securities of companies in developing countries, and may enter into forward foreign currency exchange contracts
(The Portfolio may invest in foreign cash items in excess of this 20% limit). The Portfolio may enter into stock index or currency futures contracts (or options thereon) for hedging purposes or to provide an efficient means of regulating the Portfolio's exposure to the equity markets.
The Portfolio may also write (sell) call and put options and purchase put and call options on securities, financial indices, and currencies. The Portfolio may invest up to 10% of its total assets in hybrid instruments, which combine the characteristics of futures, options and securities. For additional information about these investments and their risks, see this Prospectus under "Certain Risk Factors and Investment Methods."

Temporary Investments. Up to 100% of the assets of the Portfolio may be invested temporarily in cash or cash equivalents in response to extraordinary adverse political, economic or stock market events. Temporary investments may include U.S. or foreign government obligations, commercial paper, bank obligations, and repurchase agreements. While the Portfolio is in a defensive position, the opportunity to achieve its investment objective of capital growth will be limited.

The following replaces the discussion pertaining to the AST
Small-Cap Value Portfolio in the section of the prospectus titled "Management of the Trust Sub-advisors:"

J.P. Morgan Investment Management, Inc. ("J.P. Morgan"),
Lee Munder Investments, Ltd. ("Lee Munder"), Integrity
Asset Management ("Integrity"), and Salomon Brothers Asset
Management Inc. ("SaBAM") serve as the Sub-advisors for the AST Small-Cap Value Portfolio.

J.P. Morgan , 522 Fifth Avenue, New York, NY 10036, is an indirect wholly-owned subsidiary of J.P. Morgan Chase &
Co., a publicly held bank holding company and global financial services firm. J.P. Morgan manages assets for governments, corporations, endowments, foundations, and individuals worldwide. As of March 31, 2005, J.P. Morgan and its affiliates managed approximately $790 billion in assets. Christopher T. Blum and Dennis S. Ruhl are the portfolio managers for the portion of the Portfolio managed by J.P. Morgan. Mr. Blum, a vice president, is a portfolio manager in the U.S. Small Cap Equity Group. He rejoined the firm in 2001 and is currently responsible for managing structured small-cap core and small-cap value accounts.
Previously, Mr. Blum spent two years as a research analyst responsible for the valuation and acquisition of private equity assets at Pomona Capital. Prior to that, he spent over three

4



years in the U.S. Structured Equity Group at J.P. Morgan where he focused on structured small-cap core and small-cap value accounts. Mr. Blum earned his B.B.A. in finance at the Bernard M. Baruch School for Business and is a holder of the CFA designation. Mr. Ruhl, a vice president, is a portfolio manager in the U.S. Small Cap Equity Group. An employee since 1999, his current responsibility includes managing structured small cap core and value accounts.
Previously, he worked on quantitative equity research
(focusing on trading) as well as business development. Mr.
Ruhl holds dual bachelor's degrees in mathematics and computer science and a master's degree in computer science, all from MIT. Mr. Ruhl serves on the Board of Directors of Minds Matter, a nonprofit mentoring organization, as well as the MIT Club of New York, and is a CFA charterholder.

Lee Munder , 700 Clarendon Street, Boston MA 02116, was founded in 2000 and is 77% owned by its employees with the remainder of the firm owned by Castanea Partners. As of March 31, 2005, Lee Munder managed approximately $2.7 billion in assets. R. Todd Vingers serves as the portfolio manager for the portion of the Portfolio managed by Lee
Munder. Mr. Vingers joined Lee Munder in June 2002 as a small cap value portfolio manager. Mr. Vingers has over 14 years of investment experience and most recently served as vice president and senior portfolio manager for American
Century Investments. Prior to joining American Century
Investments, Mr. Vingers was a valuation analyst for the Hawthorne Company. Mr. Vingers earned a B.A. from the
University of St. Thomas and an M.B.A. from the University of Chicago Graduate School of Business. Mr. Vingers is a member of the Institute of Chartered Financial Analysts and the Association for Investment Management and Research
(AIMR).

Integrity, 9900 Corporate Campus Drive, Suite 3000,
Louisville, KY 40223, was founded in 2003, and is 100%
owned by active, full-time employees.  As of March 31,
2005, Integrity managed over $629 million in U.S. value
equity portfolios.   Integrity Asset Management employs a
team of investment professionals to manage the AST Small-
Cap Value Portfolio. The lead managers of the investment team are Daniel G. Bandi, CFA, Adam I. Friedman, and Daniel
J. DeMonica, CFA.

Daniel G. Bandi, CFA, serves as the lead portfolio manager for the portion of the Portfolio managed by Integrity. Mr.
Bandi is the chief investment officer for value equities at Integrity, and has served in this capacity with Integrity since 2003. Prior to joining Integrity, Mr. Bandi served as managing director of equity investment for National City
Investment Management Company from 1998 to 2003. Mr. Bandi received his B.A. degree in economics from the University of Pittsburgh, and his M.B.A. in finance from Texas A&M
UniversityCommerce.

Adam I. Friedman is a Senior Portfolio Manager, and has served in this capacity with Integrity since 2003. Prior to joining Integrity, Mr. Friedman was a Senior Portfolio
Manager for National City Investment Management Co. from
1998 to 2003. Mr. Friedman earned his Bachelor of Science degree in Psychology/Pre-Med from the University of Maryland in 1987, and an MBA in Finance from Case Western
University in 1990.

Daniel J. DeMonica, CFA, is a Senior Portfolio Manager, and has served in this capacity with Integrity since 2003.
From 1997 to 2003, prior to joining Integrity, Mr. DeMonica was a Portfolio Manager and Security Analyst for National
City Investment Management Co.  Mr. DeMonica earned his
Bachelor of Arts degree in Finance from Indiana University in 1994, and an MBA in Finance from Case Western University in 2000.

SaBAM , 399 Park Avenue, New York, NY 10022, was
established in 1988 and together with affiliates in London,
Tokyo and Hong Kong, provides a broad range of fixed income
and equity investment services to individuals and
institutional clients throughout the world.  SaBAM is a
wholly-owned subsidiary of Citigroup, Inc.  As of March 31,
2005, SaBAM managed approximately $82.5 billion in total
assets.   Peter Hable is responsible for the day-to-day
management for the portion of the Portfolio managed by SaBAM. Mr. Hable has more than 21 years of investment industry experience and has managed the SaBAM portion of the Portfolio since its inception. Mr. Hable has a B.S. in Economics from Southern Methodist University and an MBA from the University of Pennsylvania's Wharton School of Finance.

5


B.                Effective on or about December 5, 2005,
J.P. Morgan Investment Management, Inc. ("J.P. Morgan")
will join Hotchkis & Wiley Capital Management LLC
("Hotchkis & Wiley") as  Sub-advisors to the AST Hotchkis &
Wiley Large-Cap Value Portfolio.   Effective on or about
December 5, 2005, the name of the Portfolio will change to the AST Large-Cap Value Portfolio.

The following replaces the discussion in the section of the prospectus titled "Risk/Return Summary Principal
Investment Strategies:"

The AST Large-Cap Value Portfolio will invest, under normal
circumstances, at least 80% of the value of its net assets
in large capitalization companies.  For purposes of the
Portfolio, large capitalization companies are generally
those that have market capitalizations, at the time of
purchase, within the range of companies included in the
Russell 1000 Index during the previous 12-months based on
month-end data.   The 80% requirement applies at the time
the Portfolio invests its assets. Some of these securities may be acquired in IPOs. In addition to these principal investments, the Portfolio may invest up to 20% of its total assets in foreign securities.

The assets of the Portfolio are independently managed by two Sub-advisors under a multi-manager structure. Pursuant to the multi-manager structure, the Investment Managers of the Portfolio determine and allocate a portion of the Portfolio's assets to each of the Sub-advisors. The allocations will be reviewed by the Investment Managers periodically, and the allocations may be altered or adjusted by the Investment Managers without prior notice.
Such adjustments will be reflected in the annual update to this prospectus.

Although each Sub-advisor will follow the Portfolio's policy of investing, under normal circumstances, at least
80% of the Portfolio's assets in large capitalization companies, each Sub-advisor expects to utilize different investment strategies to achieve the Portfolio's objective of current income and long-term growth of income, as well as capital appreciation. The current asset allocations and principal investment strategies for each of the Sub-advisors is summarized below:

Hotchkis & Wiley initially will be responsible for managing approximately 50% of the Portfolio's assets. This Sub-advisor normally focuses on stocks that have a high cash dividend or payout yield relative to the market. Payout yield is defined as dividend yield plus net share repurchases. The Sub-advisor also may invest in stocks that don't pay dividends, but have growth potential unrecognized by the market or changes in business or management that indicate growth potential.

J.P. Morgan initially will be responsible for managing approximately 50% of the Portfolio's assets. J.P. Morgan seeks to identify relative value within sectors. The analysis is purely fundamental, aided by a valuation tool that helps rank stocks within 18 different sectors by their dividend discount rates (DDRs). J.P. Morgan's uses the following parameters when seeking to purchase stocks:
Stocks below $1 billion in market cap are not purchased in the Portfolio. If a stock falls below $1 billion after purchase, it will be considered a candidate for sale, but will not be automatically sold. This Sub-advisor will seek to buy a stock when it believes that it has an information advantage around the longer-term earnings prospects or fundamentals of a company relative to the rest of the market, or when it believes there has been a stock price overreaction as a result of incremental news creating a near-term opportunity. J.P. Morgan will seek to sell a stock when its investment thesis has proven correct and the stock price has reacted as expected, it no longer believes its investment thesis will come to fruition, or a better risk-adjusted investment opportunity has been identified within the sector.

The following replaces the discussion of the AST Hotchkis &
Wiley Large-Cap Growth Portfolio in the section of the prospectus titled "Investment Objectives and Policies:"

Investment Objective: The investment objective of the AST
Large-Cap Value Portfolio (formerly, the AST Hotchkis &
Wiley Large-Cap Value Portfolio) is to seek current income and long-term growth of income, as well as capital appreciation.

Principal Investment Policies and Risks:

6



The AST Large-Cap Value Portfolio has a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its net assets in large capitalization companies. For purposes of the Portfolio, large capitalization companies are generally those that have market capitalizations, at the time of purchase, within the range of companies included in the Russell 1000 Index during the previous 12-months based on month-end data. The
80% requirement applies at the time the Portfolio invests its assets. Some of these securities may be acquired in IPOs. In addition to these principal investments, the Portfolio may invest up to 20% of its total assets in foreign securities.

The assets of the Portfolio are independently managed by two Sub-advisors under a multi-manager structure. Pursuant to the multi-manager structure, the Investment Managers of the Portfolio determine and allocate a portion of the Portfolio's assets to each of the Sub-advisors. The allocations will be reviewed by the Investment Managers periodically, and the allocations may be altered or adjusted by the Investment Managers without prior notice.
Such adjustments will be reflected in the annual update to this prospectus.

Although each Sub-advisor will follow the Portfolio's policy of investing, under normal circumstances, at least
80% of the Portfolio's assets in large capitalization companies, each Sub-advisor expects to utilize different investment strategies to achieve the Portfolio's objective of current income and long-term growth of income, as well as capital appreciation. The current asset allocations and principal investment strategies for each of the Sub-advisors is summarized below:

Hotchkis & Wiley initially will be responsible for managing approximately 50% of the Portfolio's assets. This Sub-advisor normally focuses on stocks that have a high cash dividend or payout yield relative to the market. Payout yield is defined as dividend yield plus net share repurchases. The Sub-advisor also may invest in stocks that don't pay dividends, but have growth potential unrecognized by the market or changes in business or management that indicate growth potential.

J.P. Morgan initially will be responsible for managing approximately 50% of the Portfolio's assets. J.P. Morgan seeks to identify relative value within sectors. The analysis is purely fundamental, aided by a valuation tool that helps rank stocks within 18 different sectors by their dividend discount rates (DDRs). J.P. Morgan uses the following parameters when seeking to purchase stocks:
stocks below $1 billion in market cap are not purchased in the Portfolio. If a stock falls below $1 billion after purchase, it will be considered a candidate for sale, but will not be automatically sold. This Sub-advisor will seek to buy a stock when it believes that it has an information advantage around the longer-term earnings prospects or fundamentals of a company relative to the rest of the market, or when it believes there has been a stock price overreaction as a result of incremental news creating a near-term opportunity. J.P. Morgan will seek to sell a stock when its investment thesis has proven correct and the stock price has reacted as expected, it no longer believes its investment thesis will come to fruition, or a better risk-adjusted investment opportunity has been identified within the sector.

Temporary Investments:

In periods of uncertain market and economic conditions, the Portfolio may assume a defensive position with up to 100% of its assets temporarily held in cash. While the Portfolio is in a defensive position, the opportunity to achieve its investment objective may be limited.

The following replaces the discussion pertaining to the AST
Hotchkis & Wiley Large-Cap Growth Portfolio in the section of the prospectus titled "Management of the Trust Sub-advisors:"

J.P. Morgan Investment Management Inc. (J.P. Morgan), 522
Fifth Avenue, New York, NY 10036, serves as the Sub-advisor for approximately 25% of the assets of the Portfolio. J.P.
Morgan is an indirect wholly-owned subsidiary of J.P.
Morgan Chase & Co., a publicly held bank holding company and global financial services firm. J.P. Morgan manages assets for governments, corporations, endowments, foundations, and individuals worldwide. As of March 31, 2005, J.P. Morgan and its affiliated companies had approximately $790 billion in assets under management worldwide.

7


Raffaele Zingone and Terance Chen are primarily responsible for the day-to-day management of the Portfolio, and Cristian Posada is responsible for product management and client servicing across J.P. Morgan's large cap equity spectrum of products. Mr. Zingone, Vice President of J.P.
Morgan, is a portfolio manager in the U.S. Equity Group.
He joined J.P. Morgan in 1999, and holds a B.A. in mathematics and economics from the College of the Holy
Cross, an M.B.A. in finance from New York University, and is Chartered Financial Analyst (CFA) . Mr. Chen, Vice
President of J.P. Morgan, is a portfolio manager in the U.S. Equity Group. Mr.Chen joined J.P. Morgan in 1994, and holds a B.S. in finance and information systems from New
York University's Stern School of Business, and is a CFA.
Mr. Posada, Vice President of J.P. Morgan, is a client portfolio manager in the U.S. Equity Group. He joined J.P.
Morgan in 1991, and holds a B.A. in economics from Columbia
University, and is CFA. Mr. Zingone and Mr. Posada have managed the portfolio since December 2005.

Hotchkis & Wiley Capital Management, LLC ("Hotchkis &
Wiley"), 725 South Figueroa Street, Suite 3900, Los
Angeles, California 90017-5439, serves as the Sub-Advisor for approximately 75% of the assets of the Portfolio.
Hotchkis & Wiley is a registered investment adviser, the primary members of which are HWCap Holdings, a limited liability company whose members are employees of Hotchkis &
Wiley, and Stephens Group, Inc. and affiliates, which is a diversified holding company. As of March 31, 2005, Hotchkis
& Wiley managed approximately $22.4 billion in domestic value equity assets for institutional and mutual fund investors.

Hotchkis & Wiley also manages institutional separate accounts and is the advisor and sub-advisor to other mutual funds. The investment process is the same for similar accounts, including the Portfolio and is driven by team-oriented, in-depth, fundamental research. The investment research staff is organized by industry coverage and supports all of the accounts managed in each of the sub-advisor's investment strategies. Weekly research meetings provide a forum where analysts and portfolio managers discuss current investment ideas within their assigned industries. Generally, the entire investment team, or a sub-set of the team, then debates the merits of recommendations, taking into account the prevailing market environment, the portfolio's current composition, and the relative value of alternative investments. The culmination of this process is the formation of a "target portfolio" for each investment strategy representing the best investment ideas with appropriate weights for each of the holdings.

Although the Portfolio is managed by Hotchkis & Wiley's investment team, Hotchkis & Wiley has identified the following five portfolio managers as those having the most significant responsibility for the Portfolio's assets:
Sheldon Lieberman, George Davis, Joe Huber, Patricia
McKenna, and Stan Majcher This list does not include all members of the investment team.

Mr. Lieberman participates in the investment decision process during the group meetings in which the team decides the stock/weight selection for the target portfolio. He has authority to direct trading activity on the Portfolio.
Mr. Lieberman, currently Principal and Portfolio Manager of
Hotchkis & Wiley, joined Hotchkis & Wiley in 1994 as
Portfolio Manager and Analyst.

Mr. Davis participates in the investment decision process during the group meetings in which the team decides the stock/weight selection for the target portfolio. He has authority to direct trading activity on the Portfolio.
Mr. Davis, currently Principal, Portfolio Manager and Chief
Executive Officer of Hotchkis & Wiley, joined Hotchkis &
Wiley in 1988 as Portfolio Manager and Analyst.

Mr. Huber participates in the investment decision process during the group meetings in which the team decides the stock/weight selection for the target portfolio. He is jointly responsible for the day-to-day management of the Portfolio's cash flows, which includes directing the Portfolio's purchases and sales to ensure that the Portfolio's holdings remain reflective of the "target portfolio." Mr. Huber, currently Principal, Portfolio
Manager and Director of Research of Hotchkis & Wiley, joined Hotchkis & Wiley in 2000 as Portfolio Manager and
Analyst and soon thereafter became the Director of Research.

Ms. McKenna participates in the investment decision process during the group meetings in which the team decides the stock/weight selection for the target portfolio. She has authority to direct trading activity on the Fund.
Ms. McKenna, currently Principal and Portfolio Manager of
Hotchkis & Wiley, joined Hotchkis & Wiley in 1995 as
Portfolio Manager and Analyst.

8



Mr. Majcher participates in the investment decision process during the group meetings in which the team decides the stock/weight selection for the target portfolio. He is jointly responsible for the day-to-day management of the Portfolio's cash flows, which includes directing the Portfolio's purchases and sales to ensure that the Portfolio's holdings remain reflective of the "target portfolio." Mr. Majcher, currently Principal and Portfolio
Manager of Hotchkis & Wiley, joined Hotchkis & Wiley in
1996 as Analyst and became Portfolio Manager in 1999.

C.            Effective on or about December 5, 2005, T.
Rowe Price Associates, Inc. ("T. Rowe Price") will replace
Alliance Capital Management ("Alliance") as subadviser to the AST AllianceBernstein Large-Cap Growth Portfolio.
Effective on or about December 5, 2005, the name of the Portfolio will change to the AST T. Rowe Price Large-Cap
Growth Portfolio.

The following replaces the discussion of the AST
AllianceBernstein Large-Cap Growth Portfolio in the section of the prospectus titled "Risk/Return Summary
Principal Investment Strategies:"

The AST T. Rowe Price Large-Cap Growth Portfolio (formerly, the AST AllianceBernstein Large-Cap Growth Portfolio) takes a growth approach to investment selection and normally invests at least 80% of its net assets in the common stocks of large companies. A large company is defined as one whose market cap is larger than the median market cap of companies in the Russell 1000 Growth Index, a widely used benchmark of the largest domestic growth stocks (the median market cap as of December 31, 2004, was $4,366 million, and is subject to change). The market capitalization of the companies in the fund's portfolio and the Russell index changes over time; the Portfolio will not automatically sell or cease to purchase stock of a company it already owns just because the company's market capitalization falls below this level. The Sub-advisor generally looks for companies with an above-average rate of earnings and cash flow growth and a lucrative niche in the economy that gives them the ability to sustain earnings momentum even during times of slow economic growth. As a growth investor, the Sub-advisor believes that when a company increases its earnings faster than both inflation and the overall economy, the market will eventually reward it with a higher stock price.

In pursuing its investment objective, the Portfolio's management has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the Portfolio's management believes a security could increase in value for a variety of reasons, including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

While most assets will be invested in U.S. common stocks, other securities may also be purchased, including foreign stocks, futures, and options, in keeping with the Portfolio's objectives.

The Portfolio may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

   The following replaces the discussion of the AST
AllianceBernstein Large-Cap Growth Portfolio in the section of the prospectus titled "Investment Objectives and Policies:"

AST T. Rowe Price Large-Cap Growth Portfolio

Investment Objective : The investment objective of the Portfolio is to seek long-term growth of capital by investing predominantly in the equity securities of a limited number of large, carefully selected, high-quality
U.S. companies that are judged likely to achieve superior earnings growth.

Because the Portfolio invests primarily in stocks, the Portfolio is subject to the risks associated with stock investments, and the Portfolio's share price therefore may fluctuate substantially. The Portfolio's share price will be affected by changes in the stock markets generally, and factors specific to a company or

9



an industry will affect the prices of particular stocks held by the Portfolio (for example, poor earnings, loss of major customers, availability of basic resources or supplies, major litigation against a company, or changes in governmental regulation affecting an industry). The
Portfolio's focus on large, more-established companies may mean that its level of risk is lower than a fund investing primarily in smaller companies. Because the Portfolio invests in a smaller number of securities than many other funds, changes in the value of a single security may have a more significant effect, either negative or positive, on the Portfolio's share price.

Other Investments:

In addition to investing in equity securities, the Portfolio also may:

 invest up to 20% of its net assets in convertible securities;

 invest up to 5% of its net assets in rights or warrants;

 invest up to 15% of its total assets in foreign securities;

 purchase and sell exchange-traded index options and stock index futures contracts; and

 write covered exchange-traded call options on its securities up to 15% of its total assets, and purchase exchange-traded call and put options on common stocks up to, for all options, 10% of its total assets.

American Depositary Receipts (ADRs) are not considered foreign securities for purposes of the 15% limitation set forth above and may be purchased by the Portfolio.

For additional information on the types of investments other than common stocks in which the Portfolio may invest, see the Prospectus under "Certain Risk Factors and Investment Methods."

Temporary Investments. Although it does not expect to do so ordinarily, when business or financial conditions warrant the Portfolio may assume a temporary defensive position and invest in high-grade, short-term, fixed-income securities
(which may include U.S. Government securities) or hold its assets in cash. While the Portfolio is in a defensive position, the opportunity to achieve its investment objective will be limited.

The following replaces the discussion of the AST
AllianceBernstein Large-Cap Growth Portfolio in the section of the prospectus titled "Management of the Trust-Sub-advisors:"

T. Rowe Price, 100 East Pratt Street, Baltimore, Maryland
21202, serves as the Sub-advisor for the AST T. Rowe Price
Large-Cap Growth Portfolio.  As of March 31, 2005, T. Rowe
Price managed approximately $235.9 billion in assets.
Robert W. Sharps is responsible for the day-to-day management of the Portfolio.

                Robert Sharps is a Vice President of T.
Rowe Price Group, Inc., and T. Rowe Price Associates, Inc.
He is also the lead Portfolio Manager on the Large-Cap
Growth Strategy Team in the Equity Division. Mr. Sharps serves as Executive Vice President and an Investment
Advisory Committee member of the Growth Stock Fund. In addition, Mr. Sharps is a Vice President and Investment
Advisory Committee member of the Blue Chip Growth Fund,
Financial Services Fund, Growth & Income Fund, and New
America Growth Fund.  He is also a member of the Investment
Advisory Committee of the Tax-Efficient Growth Fund. Prior to joining the firm in 1997, Mr. Sharps was a Senior
Consultant at KPMG Peat Marwick. He earned a B.S., summa cum laude, in Accounting from Towson University and an M.B.A. in Finance from the Wharton School, University of
Pennsylvania.  Mr. Sharps has also earned the Chartered
Financial Analyst and Certified Public Accountant accreditations.

D.            Effective on or about December 5, 2005,
EARNEST Partners LLC  ("EARNEST") and WEDGE Capital
Management, LLP ("WEDGE") will replace GAMCO Investors,
Inc. ("GAMCO") as Sub-advisors to the AST Gabelli All-Cap
Value Portfolio.   Effective on or about December 5, 2005,
the name of the Portfolio will change to the AST Mid-Cap
Value Portfolio.

10



The following replaces the discussion of the AST Gabelli
All-Cap Value Portfolio in the section of the prospectus titled "Risk/Return Summary- Principal Investment
Strategies:"

The AST Mid-Cap Value Portfolio (formerly, the AST Gabelli
All-Cap Value Portfolio) will generally invest at least 80%
of its net assets in the equity securities of mid-cap
companies.  This strategy is not a fundamental investment
policy and may be modified in response to market events or
new regulatory requirements.  In the event that the
Portfolio intends to change its policy to invest 80% in
mid-cap companies, it will provide at least 60 days notice
to shareholders.   For purposes of the Portfolio, mid-
capitalization companies are generally those that have market capitalizations, at the time of purchase, within the range of companies included in the Russell Mid Cap Value
Index during the previous 12-months based on month-end data. The market capitalization range of the Russell Mid
Cap Value Index changes constantly, but as of May 31, 2005, the range was from $500 million to $39 billion.

In making stock selections, the Portfolio strives to earn a 10% real rate of return but there is no guarantee that this target return will be achieved. Although each Sub-advisor will follow the Portfolio's policy of investing, under normal circumstances, primarily in readily marketable equity securities, each Sub-advisor expects to utilize different investment strategies to achieve the Portfolio's objective of capital growth. The current asset allocations and principal investment strategies for the Sub-advisors is summarized below:

            WEDGE Capital Management, LLP is responsible for managing approximately 50% of the Portfolio's assets.
This Sub-advisor normally employs a traditional value style bottom-up investment discipline that is intended to help identify stocks that are undervalued relative to their long term normalized earnings capability. WEDGE first employs two proprietary, fundamentally based screening models, using publicly available data on all eligible companies.
 The Fundamental Value Model identifies those stocks with the greatest potential for profit, based on projected earnings quality, dividend yields, and forward price/earnings ratios. In an effort to avoid financially unsound companies, WEDGE then employs the Financial Quality
Model, which focuses on liquidity, profitability, and leverage factors. Stocks are ranked by both models for relative attractiveness, with approximately 37% of the initial universe becoming eligible for subsequent research.

Finally, WEDGE focuses on those companies that meet its value and financial parameters. WEDGE's research analysts employ comprehensive qualitative analysis to identify stocks with unrecognized value. Areas of emphasis include independent earnings forecasts and financial statement analysis, an evaluation of free cash flow generation and return on invested capital, absolute and relative valuations, industry analysis and competitive positioning along with an in-depth assessment of company management.
All potential additions to the Portfolio are reviewed and approved by the firm's Investment Policy Committee. The decision to sell a stock is as highly disciplined as the decision to buy. Stocks are sold when fair valuation is reached, the original investment thesis has deteriorated, an upgrade opportunity develops or, with limited flexibility when warranted, the stock's Fundamental Value
Model ranking falls to a predetermined level.

            EARNEST  Partners, LLC is responsible for
managing approximately 50% of the Portfolio's assets.  This
Sub-advisor normally employs a fundamental, bottom-up
investment process.    The first step in EARNEST's
investment process is to screen the relevant universe to
identify stocks that are likely to outperform based on
their financial characteristics and the current
environment.   Using an approach called Return Pattern
Recognition , the Sub-advisor seeks to identify the financial and market characteristics that have been in place when an individual company has produced outstanding performance. These characteristics include valuation measures, market trends, operating trends, growth measures, profitability measures, and macroeconomics. The Sub-advisor screens thousands of companies and select for an in-depth fundamental review those exhibiting the set of characteristics that it believes indicate outperformance.
The screening process allows the Sub-advisor to review thousands of companies and focus on those considered the best prospects.

            Next, the approximately 150 best companies identified in the screening process are put through a

11



second more rigorous review.  In this step, EARNEST
develops and tests an investment thesis for each
company.     The test generally includes conversations with
the company's management team and

industry specialists, review of the company's financial reports, analysis of industry and company-specific studies, and independent field research. The Sub-advisor seeks companies in attractive industries with developed strategies, talented and honest management teams, sufficient funding, and strong financial

results.     The Sub-advisor eliminates from consideration
any company that does not pass an exhaustive fundamental analysis.

            The final step in EARNEST's investment process
is to construct a portfolio that includes those stocks
expected to have the best performance and that effectively
manages the risk of meaningfully underperforming the
assigned benchmark.  The Sub-advisor uses a statistical
approach called downside deviation to measure and then
constrain the likelihood of significantly underperforming
the benchmark.  Using this information, the Sub-advisor
selects investments that blend together to manage downside
risk.  The result is a client portfolio of approximately 60
stocks with high-expected excess returns and limited risk
of meaningful underperformance.     This Sub-advisor
expects to focus on purchasing c ompanies that have a market capitalization at the time of purchase between $1 and $10 billion, and expects to typically sell holdings whose market capitalizations have grown to more than twice the upper limit for purchase (i.e., whose market capitalization have grown to $20 billion).

The Portfolio may sell securities for a variety of reasons, such as to secure gains, limit losses or re-deploy assets into more promising opportunities.

 The following replaces the discussion of the AST Gabelli
All-Cap Value Portfolio in the section of the prospectus titled "Investment Objectives and Policies:"

AST Mid-Cap Value Portfolio

Investment Objective: The investment objective of the Portfolio is to provide capital growth by investing primarily in mid-capitalization stocks that appear to be undervalued.

Principal Investment Policies and Risks:

The Portfolio has a non-fundamental policy to invest, under
normal circumstances, at least 80% of the value of its net
assets in mid-capitalization companies. The 80% requirement
applies at the time the Portfolio invests its assets.   For
purposes of the Portfolio, mid-capitalization companies are generally those that have market capitalizations, at the time of purchase, within the range of companies included in the Russell Mid Cap Value Index during the previous 12-months based on month-end data. The market capitalization range of the Russell Mid Cap Value Index changes constantly, but as of May 31, 2005, the range was from $500 million to $39 billion.

The assets of the Portfolio are independently managed by two Sub-advisors under a multi-manager structure. Pursuant to the multi-manager structure, the Investment Managers of the Portfolio determine and allocate a portion of the Portfolio's assets to each of the Sub-advisors. The allocations will be reviewed by the Investment Managers periodically, and the allocations may be altered or adjusted by the Investment Managers without prior notice.
Such adjustments will be reflected in the annual update to this prospectus.

Although each Sub-advisor will follow the Portfolio's policy of investing, under normal circumstances, at least
80% of the Portfolio's assets in mid-capitalization companies, each Sub-advisor expects to utilize different investment strategies to achieve the Portfolio's objective of capital growth. The current asset allocations and principal investment strategies for each of the Sub-advisors is summarized below:

            WEDGE Capital Management, LLP is responsible for managing approximately 50% of the Portfolio's assets.
This Sub-advisor normally employs a traditional value style bottom-up investment

12



discipline that is intended to help identify stocks that
are undervalued relative to their long term normalized
earnings capability. WEDGE first employs two proprietary,
fundamentally based screening models, using publicly
available data on all eligible companies.   The Fundamental
Value Model identifies those stocks with the greatest potential for profit, based on projected earnings quality, dividend yields, and forward price/earnings ratios. In an effort to avoid financially unsound companies, WEDGE then employs the Financial Quality Model, which focuses on liquidity, profitability, and leverage factors. Stocks are ranked by both models for relative attractiveness, with approximately 37% of the initial universe becoming eligible for subsequent research.

Finally, WEDGE focuses on those companies that meet its value and financial parameters. WEDGE's research analysts employ comprehensive qualitative analysis to identify stocks with unrecognized value. Areas of emphasis include independent earnings forecasts and financial statement analysis, an evaluation of free cash flow generation and return on invested capital, absolute and relative valuations, industry analysis and competitive positioning along with an in-depth assessment of company management.
All potential additions to the portfolio are reviewed and approved by the firm's Investment Policy Committee. The
Sub-advisor's decision to sell a stock is as highly disciplined as the decision to buy. Stocks are sold when fair valuation is reached, the original investment thesis has deteriorated, an upgrade opportunity develops or, with limited flexibility when warranted, the stock's Fundamental
Value Model ranking falls to a predetermined level.

            EARNEST Partners, LLC is responsible for
managing approximately 50% of the Portfolio's assets.  This
Sub-advisor expects to focus primarily on companies with a
market capitalization between $1 billion and $10 billion at
time of purchase.  This Sub-advisor normally employs a
fundamental, bottom-up investment process.   The first step
in EARNEST's investment process is to screen the relevant
universe to identify stocks that are likely to outperform
based on their financial characteristics and the current
environment.   Using an approach called Return Pattern
Recognition , the Sub-advisor seeks to identify the financial and market characteristics that have been in place when an individual company has produced outstanding performance. These characteristics include valuation measures, market trends, operating trends, growth measures, profitability measures, and macroeconomics. The Sub-advisor screens thousands of companies and selects for an in-depth fundamental review those exhibiting the set of characteristics that it believes indicate outperformance.
The screening process allows the Sub-advisor to review thousands of companies and focus on those considered the best prospects.

            Next, the approximately 150 best companies
identified in the screening process are put through a
second more rigorous review.  In this step, EARNEST
develops and tests an investment thesis for each
company.     The test generally includes conversations with
the company's management team and

industry specialists, review of the company's financial reports, analysis of industry and company-specific studies, and independent field research. The Sub-advisor seeks companies in attractive industries with developed strategies, talented and honest management teams, sufficient funding, and strong financial

results.     The Sub-advisor eliminates from consideration
any company that does not pass an exhaustive fundamental analysis.

            The final step in EARNEST's investment process is to construct a portfolio that includes those stocks expected to have the best performance and that effectively manages the risk of meaningfully underperforming the assigned benchmark. The Sub-advisor uses a statistical approach called downside deviation to measure and then constrain the likelihood of significantly underperforming the benchmark. Using this information, the Sub-advisor selects investments that blend together to manage downside risk. The result is a client portfolio of approximately 60 stocks with high expected excess returns and limited risk of meaningful underperformance. This Sub-advisor expects to focus on purchasing c ompanies that have a market capitalization at the time of purchase between $1 and $10 billion, and expects to typically sell holdings whose market capitalizations have grown to more than twice the upper limit for purchase (i.e., whose market capitalization have grown to $20 billion).

13



    The Portfolio may sell securities for a variety of reasons, such as to secure gains, limit losses or re-deploy assets into more promising opportunities.

As with all stock funds, the Portfolio's share price can fall because of weakness in the securities market as a whole, in particular industries or in specific holdings.
Investing in mid-cap companies involves greater risk of loss than is customarily associated with more established companies. Stocks of mid-cap companies may be subject to more abrupt or erratic price movements than larger company stocks. Mid-cap companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. While a value approach to investing is generally considered to involve less risk than a growth approach, investing in value stocks carries the risks that the market will not recognize the stock's intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced.

Other Investments:

Although the Portfolio will invest primarily in common stocks of U.S mid-capitalization companies,

the Portfolio may invest up to 25% of its total assets in securities of non-US issuers. While the Portfolio does not intend to do so to a significant degree, the Portfolio may enter into futures contracts and related options, and may purchase and sell call and put options on securities and securities indices. The Portfolio may also invest in warrants to purchase securities, and may engage in short sales "against the box." For additional information on the types of securities in which the Portfolio may invest, see this Prospectus under "Certain Risk Factors and Investment
Methods."

Temporary Investments.    When adverse market or economic
conditions occur, the Portfolio may temporarily invest all or a portion of its assets in defensive investments. Such investments may include high grade debt securities, obligations of the U.S. Government and its agencies and instrumentalities, and short-term money market instruments. When the Portfolio is in a defensive position, the opportunity to achieve its investment objective will be limited.

The following replaces the discussion of the AST Gabelli
All-Cap Value Portfolio in the section of the prospectus titled "Management of the Trust-Sub-advisors:"

EARNEST Partners LLC ("EARNEST") and WEDGE Capital
Management, LLP ("WEDGE"), serve as the Subadvisors for the AST Mid-Cap Value Portfolio.

WEDGE Capital Management, LLP , 301 South College St.,
Charlotte, North Carolina 28202 serves as Sub-advisor for
approximately 50% of the assets of the portfolio.   WEDGE
is an independent investment advisor owned and operated by 13 General Partners. As of March 31, 2005, WEDGE had approximately $4.992 billion in assets under management.
WEDGE utilizes a team approach to managing all of its portfolios. Paul M. VeZolles, Gilbert Gail and John Norman are responsible for the day-to-day management of the Portfolio.

Paul  M. VeZolles,  CFA,  General  Partner, is primarily
responsible for the day-to-day management of the
portfolio.  Mr. VeZolles has twenty years of investment
experience  and is responsible for equity research on
companies with market capitalizations  between  $1.0
billion and $10.0 billion.  Prior to joining

WEDGE  in  1995,  Mr. VeZolles was  an  Equity  Analyst  at
Palley-Needelman Asset Management  in  Newport  Beach,
California, and an Equity Analyst with CMB Investment
Counselors  in Los Angeles.  Mr. VeZolles received his
Bachelor of Arts degree in Economics from Indiana
University and his Master of Arts in Economics from DePaul
University.

                Gilbert E. Galle, General Partner, has
twenty-seven years of investment experience and is responsible for portfolio management and client service.
Prior to joining WEDGE in 1988, Mr. Galle was a Senior Vice
President of Shearson Lehman Hutton responsible for institutional research marketing in their Southeastern
Region.  He was formerly associated with Bear, Stearns &
Co. in Atlanta and Rotan

14



Mosle Inc. in Houston, Texas.  Mr. Galle  received his
Bachelor of Arts degree from Washburn University and is a member of the North Carolina Society of Financial Analysts.

            John G. Norman, Executive Vice President, has thirteen years of investment experience and is responsible for portfolio management and client service. Prior to joining WEDGE in 2004, John was a Senior Vice President at
Banc of America Capital Management. He was formerly associated with Brown Brothers Harriman, Wheat First
Butcher Singer, and William M. Mercer Investment
Consulting.  Mr. Norman received his Bachelor of Business
Administration - Finance from The College of William and
Mary.

            EARNEST Partners, LLC , 75 14 th Street, Suite
2300, Atlanta, GA 30309, serves as Sub-Advisor for approximately 50% of the assets of the portfolio. EARNEST
, founded in 1998, is a wholly owned subsidiary of EARNEST
Holdings LLC.  As of March 31, 2005 had approximately
$13.9 billion in assets under management.

            Paul Viera, the founder of EARNEST Partners, is
primarily responsible for the day-to-day management of the
portfolio.    Mr. Viera was a Vice President at Bankers
Trust in both New York and London.  He later joined
INVESCO, where he became a Global Partner and senior member of its Investment Committee. Mr. Viera is a member of the Atlanta Society of Financial Analysts and has 24 total years of investment experience. He serves on several boards, including North Carolina Outward Bound. He is also a frequent commentator for several news organizations, such as CNBC,

CNNfn, Radio WallStreet and the Atlanta Journal &
Constitution. Mr. Viera has a BA in Economics from the University of Michigan and an MBA from Harvard Business
School.

II. This section of the supplement sets forth revised information with respect various updates to the prospectus with respect to AST JPMogan International Equity
Portfolio, AST Small-Cap Growth Portfolio,  AST
AllianceBernstein Core Value Portfolio and AST Lord Abbett
Bond-Debenture Portfolio.

AST JPMorgan International Equity Portfolio

In the section of the prospectus titled "Risk/Return
Summary," subtitled "International and Global Portfolios" and additionally subtitled "Principal Investment
Strategies," the last sentence in the second paragraph of the description of the AST JPMorgan International Equity
Portfolio is stricken and replaced with the following:

The Portfolio may invest up to 40% of its total assets in any one country and up to 15% of its total assets in securities of issuers located and operating primarily in emerging market countries.

AST Small-Cap Growth Portfolio

In the section of the prospectus titled "Risk/Return
Summary," subtitled "Capital Growth Portfolios," and additionally subtitled "Principal Investment Strategies," the first paragraph pertaining to the AST Small-Cap Growth
Portfolio is stricken and replaced with the following:

The AST Small-Cap Growth Portfolio (formerly, the AST State
Street Research Small-Cap Growth Portfolio) will invest, under normal circumstances, at least 80% of the value of its assets in small-capitalization companies. For purposes of the Portfolio, small-sized companies are those that have market capitalizations no larger than the largest capitalized company included in the Russell 2000 Growth
Index at the time of the Portfolio's investment. The size of the companies in the Russell 2000Growth Index and those on which the Sub-

15



advisor intends to focus the Portfolio's investments will change with market conditions. As of December 31, 2004, the average market capitalization of the companies in the Russell 2000 Growth Index was $522 million and the median market capitalization was $1.03 billion. The Sub-advisor uses its own fundamental research, computer models and proprietary measures of growth in determining which stocks to select for the Portfolio. The Sub-advisor's investment strategy seeks to identify stocks of companies which have strong business momentum, earnings growth, and superior management teams, as well as stocks of those companies whose earnings growth potential may not be currently recognized by the market and whose stock may be considered to be underpriced using various financial measurements employed by the Sub-advisor, such as price-to-earnings ratios.

In the section of the prospectus titled "Investment
Objectives and Policies," subtitled "AST Small-Cap Growth
Portfolio," and additionally subtitled "Principal
Investment Policies and Risks", the second paragraph in the
section is stricken and replaced with the following:

The Portfolio normally pursues its objective by investing primarily in the common stocks of small-capitalization companies. For purposes of the Portfolio, small-capitalization companies are generally those that have market capitalizations no larger than the largest capitalized company included in the Russell 2000 Growth
Index at the time of the Portfolio's investment. The size of the companies in the Russell 2000 Growth Index and those on which the Sub-advisor intends to focus the Portfolio's investments will change with market conditions.

AST AllianceBernstein Core Value Portfolio

In the section of the prospectus titled "Management of the Trust" and subtitled "Sub-advisors," the following paragraph of the description of Alliance Capital
Management, L.P., if present, is deleted:

The day to day management and investment decisions for the AST AllianceBernstein Growth + Value Portfolio are made by the U.S. Value Investment Policy Group, which is comprised of senior U.S. Value Team members and chaired by Marilyn
Goldstein Fedak. The U.S. Value Investment Policy Group relies heavily on the fundamental analysis and research of the Advisor's large internal research staff. Ms. Fedak has been Chief Investment Officer U.S. Value and Equities and an Executive Vice President of Alliance Bernstein since
October 2000.  From 1993 until October 2000, Ms. Fedak was
Chief Investment Officer and Chairman of the U.S. Equity
Investment Policy Group at Sanford C. Bernstein & Co., Inc.

and is replaced by the following:

The management of and investment decisions for the AST
AllianceBernstein Core Value Portfolio are made by the US
Value Investment Policy Group, comprised of senior US Value
Investment Team members.  The US Value Investment Policy
Group relies heavily on the fundamental analysis and research of the Sub-advisor's large internal research staff. No one person is principally responsible for making recommendations for the Portfolio. The members of the US
Value Investment Policy Group with the most significant responsibility for the day-to-day management of the Portfolio are: Marilyn Fedak, John Mahedy, John Phillips and Chris Marx.

Ms. Fedak has been CIO-US Value Equities and chairman of the US Value Equity Investment Policy Group since 1993. In
2003, she became head of the Bernstein value equities business. She serves on Alliance's Executive Committee, a group of senior professionals responsible for managing the firm, enacting key strategic initiatives and allocating resources. Ms. Fedak has served on the board of directors of Sanford C. Bernstein & Co., Inc. from 1994 until the combination with Alliance in 2000. Previously, she had been a senior portfolio manager since joining the firm in 1984. Prior to joining Bernstein, Ms. Fedak was a portfolio manager and research analyst at Morgan Guaranty
Trust Company from 1972 to 1983.  She earned a BA from
Smith College and an MBA from Harvard University.
Chartered Financial Analyst.  Location:  New York.

Mr. Mahedy was named Co-CIO-US Value Equities in 2003. He continues to serve as director of research-US Value
Equities, a position he has held since 2001. Previously, Mr. Mahedy was s senior research analyst in Bernstein's institutional research and brokerage unit, covering the domestic and international energy industry from 1995 to 2001 and the oil-services industry from 1988 to 1991. He also covered oil services at Morgan Stanley for three years in the early 1990s. Mahedy began his career as a

16



senior auditor with Peat Marwick Main. He earned a BS and an MBA from New York University. Certified Public
Accountant.  Location:  New York.

                Mr. Phillips is a senior portfolio manager and member of the US Value Equity Investment Policy Group.
He is also chairman of Bernstein's Proxy Voting Committee.
Before joining Bernstein in 1994, he was chairman of the Investment Committee and chief equity officer at Investment
Advisers, Inc. in Minneapolis from 1992 to 1993.
Previously, he was at State Street Research and Management
Co. in Boston from 1972 to 1992, where he progressed from investment research analyst to vice chairman of the Equity
Investment Committee.  Mr. Phillips earned a BA from
Hamilton College and an MBA from Harvard University.
Chartered Financial Analyst.  Location:  New York.

                Mr. Marx is a senior portfolio manager and member of the US Value Equity Investment Policy Group. He joined the firm in 1997 as a research analyst and has covered a variety of industries both domestically and internationally, including chemicals, food, supermarkets, beverages and tobacco. Prior to that, he spent six years as a consultant for Deloitte & Touche and the Boston
Consulting Group. Mr. Marx earned an AB in economics from Harvard, and an MBA from the Stanford Graduate School of Business. Location: New York.

AST Lord Abbett Bond-Debenture Portfolio

In the section of the prospectus titled "Risk/Return
Summary," subtitled "Fixed Income Portfolios," and additionally subtitled "Principal Investment Strategies," the last sentence in the second paragraph of the description of the AST Lord Abbett Bond-Debenture Portfolio is stricken and replaced with the following:

Although the Portfolio expects to maintain a weighted average maturity in the range of five to twelve years, there are no maturity restrictions on the overall portfolio or on individual securities.

17



AMERICAN SKANDIA TRUST

Supplement dated July 21, 2005 to the
Statement of Additional Information dated May 1, 2005

This supplement sets forth the changes to the American
Skandia Trust ("AST" or the "Trust") Statement of
Additional Information ("SAI") dated May 1, 2005. All of the Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the AST SAI and should be retained for future reference.

I. This section of the supplement sets forth the changes to the SAI with respect to AST Small-Cap Value
Portfolio, AST Hotchkis & Wiley Large-Cap Value Portfolio,
AST AllianceBernstein Large-Cap Growth Portfolio and AST
Gabelli All-Cap Value Portfolio that will be effective on or about December 5, 2005.

A.                                     Effective on or
about December 5, 2005, Salomon Brothers Asset Management
Inc. ("SaBAM") will join J.P. Morgan Investment
Management, Inc. ("J.P. Morgan"), Lee Munder Investments,
Ltd. ("Lee Munder"), and Integrity Asset Management
("Integrity") as sub-advisors to the AST Small-Cap Value
Portfolio.

The following supplements the table titled "Sub-advisory
Fee Rates:"

Sub-advisory Fee Rates



Portfoli
o

Sub-advisor

Fee


AST
Small-
Cap
Value

Integrity
Asset
Management

0.50% of average daily net assets to $150 million and 0.45% of average daily net assets over $150 million.




J.P. Morgan

0.40% of average daily net assets




Lee Munder
Investments,
Ltd.

0.40% of average daily net assets




SaBAM

0.40% of average daily net assets




The following supplements the discussion titled "Corporate
Structure:"

J.P. Morgan is an indirect wholly-owned subsidiary of J.P.
Morgan Chase & Co., a publicly held bank holding company and global financial services firm.

Lee Munder was founded in 2000 and is 77% owned by its employees with the remainder of the firm owned by Castanea
Partners.

Integrity was founded in 2003 and is 100% owned by active, full-time employees.

SaBAM was established in 1988 and is a wholly-owned subsidiary of Citigroup, Inc.



The following information supplements the chart titled
"Portfolio Managers:"

A. Other Accounts Managed by Portfolio Managers . The table below identifies, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface.





Port
foli
o

Portf
olio
Manag
er(s)

Registered
Investment
Companies

Other Pooled
Investment Vehicles

Other
Accounts


AST
Smal
l
Cap
Valu
e

Peter
Hable

21 Registered
Investment Companies
with $10.5 billion in
total assets under
management*

2 Unregistered
Pooled Investment
Vehicles with $470
million in assets
under management*

99,565 Other
Accounts with
$13.85 billion
in total
assets under
management*






* As of March 31, 2005

B. Portfolio Manager Compensation / Material Conflicts of
Interest . The table below identifies, for each Portfolio
Manager,the structure of, and method(s) used to determine, portfolio manager compensation. The table below also identifies, for each Portfolio Manager, any material conflicts of interest that may arise between a Portfolio
Manager's management of a Portfolio's investments and investments in other accounts.





Port
foli
o

Compensation Structure and Method(s)/Material Conflicts of
Interest

AST
Smal
l
Cap
Valu
e

SaBAM



Citigroup Asset Management ("CAM"), of which SaBAM is a wholly owned subsidiary, has implemented an investment management incentive and deferred compensation plan (the "Plan") for its investment professionals, including the fund's SaBAM portfolio manager(s). The Plan is designed to align the objectives of CAM investment professionals with those of fund shareholders and other investors, and includes three primary components:



Portfolio Manager Compensation



Citigroup Asset Management ("CAM") investment professionals receive base salary and other employee benefits and are eligible to receive incentive compensation. Base salary is typically determined based on market factors and the skill and experience of individual investment personnel.



CAM has recently implemented an investment management incentive and deferred compensation plan (the "Plan") for its investment professionals, including the fund's portfolio manager(s). Each investment professional works as a part of an investment team. The Plan is designed to align the objectives of CAM investment professionals with those of fund shareholders and other CAM clients. Under the Plan a "base incentive pool" is established for each team each year as a percentage of CAM's revenue attributable to the team (largely management and related fees generated by funds and other accounts). A team's revenues are typically expected to increase or decrease depending on the effect that the team's investment performance as well as inflows and outflows have on the level of assets in the investment products managed by the team. The "base incentive pool" of a team is reduced by base salaries paid to members of the team and employee benefits expenses attributable to the team.



The investment team's incentive pool is then adjusted to reflect the team's investment performance against the applicable product benchmark (e.g., a securities index) and its ranking among a "peer group" of non-CAM investment managers.



2





Longer-term performance will be more heavily weighted than shorter-term performance in the calculation of the performance adjustment factor. The incentive pool for a team may also be adjusted to reflect other factors (e.g., severance pay to departing members of the team, and discretionary allocations by the applicable CAM chief investment officer from one investment team to another). The incentive pool will be allocated by the applicable CAM chief investment officer to the team leader and, based on the recommendations of the team leader, to the other members of the team.



Up to 40% of an investment professional's annual incentive compensation is subject to deferral. Amounts deferred will accrue a return based on the hypothetical returns of a composite of CAM's investment products (where deemed appropriate, approximately half of the deferred amount will accrue a return based on the return of products managed by the applicable investment team). An additional portion of awarded incentive compensation may be received in the form of Citigroup stock or options to purchase common stock. Citigroup may from time to time offer other stock purchase or option programs to investment personnel.



Conflicts of Interest



Potential conflicts of interest may arise when a Fund's portfolio manager has day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for certain of the portfolio managers listed in the table above.



The investment adviser and the fund(s) have adopted compliance polices and procedures that are designed to address various conflicts of interest that may arise for the investment adviser and the individuals that it employs. For example, CAM seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. CAM has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by CAM and the fund(s) will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.



These potential conflicts include:



Allocation of Limited Time and Attention . A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.



Allocation of Limited Investment Opportunities . If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund's ability to take full advantage of the investment opportunity.



Pursuit of Differing Strategies . At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or



3






accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.



Selection of Brokers/Dealers . Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or account that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager's decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.



Variation in Compensation . A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment adviser's management fee and/or the portfolio manager's compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment advisor and/or its affiliates have interests. Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager's performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager to lend preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.



Related Business Opportunities . The investment adviser or its affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.



C. Portfolio Manager Securities Ownership . The table below identifies, for each Portfolio Manager, ownership of Trust securities by each Portfolio Manager.



Portfolio

Portfolio
Manager(s)

Ownership
of Trust
Securities


AST Small Cap
Value

Peter Hable of
SaBAM

None




4



B.                                     Effective on or
about December 5, 2005,  J.P. Morgan Investment
Management, Inc. ("J.P. Morgan") will join Hotchkis & Wiley
Capital Management LLC ("Hotchkis & Wiley") as sub-advisors to the AST Hotchkis & Wiley Large-Cap Value Portfolio.
Effective on or about December 5, 2005, the name of the Portfolio will change to the AST Large-Cap Value Portfolio.

The following supplements the table titled " Sub-advisory
Fee Rates:"

Sub-advisory Fee Rates



Portfolio

Sub-
advisor

Fee


AST
Large-Cap
Value

Hotchki
s &
Wiley

0.30% of average daily net assets




J.P.
Morgan

0.30% of average daily net assets to $250 million and 0.25% of average daily net assets over $250 million.




The following supplements the discussion titled "Corporate
Structure:"

J.P. Morgan is an indirect wholly-owned subsidiary of J.P.
Morgan Chase & Co., a publicly held bank holding company and global financial services firm.

The following information supplements the chart titled
"Portfolio Managers:"

A. Other Accounts Managed by Portfolio Managers . The table below identifies, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface.






Portfo
lio




Portfo
lio
Manage
r(s)

Registered
Investment
Companies

Other Pooled
Investment
Vehicles

Other Accounts


AST
Large-
Cap
Value

Raffae
le
Zingon
e

3 Registered
Investment Funds
with $507 billion
in total assets
under management.*

0

12 Other
accounts with
$5.6 billion in
total assets
under
management.*




Teranc
e Chen

8 Registered
Investment Funds
with $1.8 billion
in total assets
under management.*

8 Unregistered
Pooled Investment
Vehicles with $2.4
million under
management*

15 Other
accounts with
$4.7 billion in
total assets
under
management.*




Sheldo
n
Lieber
man
George
Davis
Joseph
Huber
Patric
ia
McKenn
a
Stan
Majche
r



14 Registered
Investment Funds
with $10.8 billion
in total assets
under management*
1 Registered
Investment Fund
with $1.8 billion
in total assets
under management

4 Unregistered
Pooled Investment
Vehicles with
$5.02 million
under management*



108 Other
Accounts with
$11 billion in
total assets
under
management*
6 Other Accounts
with $1 billion
in total assets
under management






* As of March 31, 2005.

5


B. Portfolio Manager Compensation / Material Conflicts of
Interest . The table below identifies, for each Portfolio
Manager,the structure of, and method(s) used to determine, portfolio manager compensation. The table below also identifies, for each Portfolio Manager, any material conflicts of interest that may arise between a Portfolio
Manager's management of a Portfolio's investments and investments in other accounts.





Portfo
lio

Compensation Structure and Method(s)/Material Conflicts of
Interest

AST
Large-
Cap
Value

J.P Morgan



Compensation



The Adviser's portfolio managers participate in a competitive compensation program that is designed to attract and retain outstanding people and to closely link the performance of investment professionals to client investment objectives. The total compensation program includes a base salary fixed from year to year and a variable performance bonus consisting of cash incentives and restricted stock and, in some cases, mandatory deferred compensation. These elements reflect individual performance and the performance of the Adviser's business as a whole. Each portfolio manager's performance is formally evaluated annually based on a variety of factors including the aggregate size and blended performance of the portfolios such portfolio manager manages. Individual contribution relative to client goals carries the highest impact. Portfolio manager compensation is primarily driven by meeting or exceeding clients' risk and return objectives, relative performance to competitors or competitive indices, and compliance with firm policies and regulatory requirements. Investment performance is generally more heavily weighted to the long-term.



Conflicts of Interest



The chart above shows the number, type and market value as of 12/31/04 of the accounts other than the Fund that are managed by the Fund's portfolio manager. The potential for conflicts of interest exists when portfolio managers manage other accounts with similar investment objectives and strategies as the Fund ("Similar Accounts"). Potential conflicts may include, for example, conflicts between investment strategies and conflicts in the allocation of investment opportunities. Responsibility for managing the Adviser's clients' portfolios is organized according to investment strategies within asset classes. Generally, client portfolios with similar strategies are managed by portfolio managers in the same portfolio management group using the same objectives, approach and philosophy. Therefore, portfolio holdings, relative position sizes and industry and sector exposures tend to be similar across similar portfolios, which minimizes the potential for conflicts of interest. The Adviser may receive more compensation with respect to certain Similar Accounts than that received with respect to the Fund or may receive compensation based in part on the performance of certain Similar Accounts. This may create a potential conflict of interest for the Adviser or its portfolio managers by providing an incentive to favor these Similar Accounts when, for example, placing securities transactions. In addition, the Adviser could be viewed as having a conflict of interest to the extent that the Adviser or an affiliate has a proprietary investment in Similar Accounts, the portfolio managers have personal investments in Similar Accounts or the Similar Accounts are investment options in the Adviser's employee benefit plans. Potential conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of limited investment opportunities. Allocations of aggregated trades, particularly trade orders that were only partially completed due to limited availability, and allocation of investment opportunities generally, could raise a potential conflict of interest, as the Adviser may have an incentive to allocate securities that are expected to increase in value to favored accounts. Initial public offerings, in particular, are frequently of



6






very limited availability. The Adviser may be perceived as causing accounts it manages to participate in an offering to increase the Adviser's overall allocation of securities in that offering. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account, or when a sale in one account lowers the sale price received in a sale by a second account. If the Adviser manages accounts that engage in short sales of securities of the type in which the Fund invests, the Adviser could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. The Adviser has policies and procedures designed to manage these conflicts described above such as allocation of investment opportunities to achieve fair and equitable allocation of investment opportunities among its clients over time. For example: Orders for the same equity security are aggregated on a continual basis throughout each trading day consistent with the Adviser's duty of best execution for its clients. If aggregated trades are fully executed, accounts participating in the trade will be allocated their pro rata share on an average price basis. Partially completed orders generally will be allocated among the participating accounts on a pro-rata average price basis, subject to certain limited exceptions. For example, accounts that would receive a de minimis allocation relative to their size may be excluded from the order. Another exception may occur when thin markets or price volatility require that an aggregated order be completed in multiple executions over several days. If partial completion of the order would result in an uneconomic allocation to an account due to fixed transaction or custody costs, the adviser may exclude small orders until 50% of the total order is completed. Then the small orders will be executed. Following this procedure, small orders will lag in the early execution of the order, but will be completed before completion of the total order. Purchases of money market instruments and fixed income securities cannot always be allocated. Pro-rata across the accounts with the same investment strategy and objective. However, the Adviser attempts to mitigate any potential unfairness by basing non-pro rata allocations upon an objective predetermined criteria for the selection of investments and a disciplined process for allocating securities with similar duration, credit quality and liquidity in the good faith judgment of the Adviser so that fair and equitable allocation will occur over time.



C . Portfolio Manager Securities Ownership . The table below identifies, for each Portfolio Manager, ownership of Trust securities by each Portfolio Manager.





Portfolio

Portfolio Manager(s)

Ownership of
Trust
Securities


AST Large-Cap
Value

Raffaele Zingone of J.P.
Morgan

None









Terance Chen of J.P Morgan





None







Sheldon Lieberman of
Hotchkis & Wiley

None




George Davis of Hotchkis &
Wiley

None




Joseph Huber of Hotchkis &
Wiley

None




Patricia McKenna of
Hotchkis & Wiley

None




Stan Majcher of Hotchkis &
Wiley

None




C.                                     Effective on or
about December 5, 2005, T. Rowe Price Associates, Inc. ("T.
Rowe Price") will replace Alliance Capital Management
("Alliance") as Sub-adviser to the AST AllianceBernstein
Large-Cap Growth Portfolio.   Effective on or about
December 5, 2005, the name of the Portfolio will change to the AST T. Rowe Price Large-Cap Growth Portfolio.

7



This supplement sets forth the changes to the statement of information that will be effective with the replacement of Alliance with T. Rowe Price and the related name change on or about December 5, 2005.

The following supplements the table titled " Sub-advisory
Fee Rates:"

Sub-advisory Fee Rates



Portfoli
o

Sub-
advis
or

Fee


AST T.
Rowe
Price
Large
Cap

T.
Rowe
Price
*

0.40% of average daily net assets to $250 million;
0.375% of average daily net assets from $250 million to $500 million; and 0.35% of average daily net assets over $500 million.






* For purposes of calculating the fee payable to T. Rowe
Price, the assets of AST T. Rowe Price Large-Cap Growth
Portfolio will be combined with the assets of SP T. Rowe
Price Large-Cap Growth Portfolio of The Prudential
Series Fund, Inc. managed by T. Rowe Price.

The following information supplements the chart titled
"Portfolio Managers:"

A. Other Accounts Managed by Portfolio Managers . The table below identifies, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface.





Port
foli
o

Portf
olio
Manag
er(s)

Registered
Investment
Companies

Other Pooled
Investment Vehicles

Other
Accounts


AST
T.
Rowe
Pric
e
Larg
e
Cap
Grow
th

Rober
t W.
Sharp
s

5 Registered
Investment Funds
with $1.5 billion in
total assets under
management*

3 Unregistered
Investment Vehicles
with $249 million
in assets under
management*

6 Other Accounts
with $580 million
in total assets
under management*





*As of March 31, 2005.

B. Portfolio Manager Compensation / Material Conflicts of
Interest . The table below identifies, for each Portfolio
Manager,the structure of, and method(s) used to determine, portfolio manager compensation. The table below also identifies, for each Portfolio Manager, any material conflicts of interest that may arise between a Portfolio
Manager's management of a Portfolio's investments and investments in other accounts.





Portfolio

Compensation Structure and Method(s)/Material Conflicts of Interest

AST T. Rowe
Price
Large Cap
Growth

Portfolio Manager Compensation Structure.



Portfolio manager compensation consists primarily of a base salary, a cash bonus, and an equity incentive that usually comes in the form of a stock option grant.
Occasionally, portfolio managers will also have the opportunity to participate in venture capital partnerships. Compensation is variable and is determined based on the following factors:



Investment performance over one-, three-, five-, and 10-year periods is the most important input. T Rowe Price evaluates performance in absolute, relative, and risk-adjusted terms. Relative performance and risk-adjusted performance are determined



8





with reference to the broad based index (ex. S&P500) and an applicable Lipper index (ex. Large-Cap Growth), though other benchmarks may be used as well. Investment results are also compared to comparably managed funds of competitive investment management firms.



Performance is primarily measured on a pre-tax basis though tax-efficiency is considered and is especially important for tax efficient funds. It is important to note that compensation is viewed with a long term time horizon. The more consistent a manager's performance over time, the higher the compensation opportunity. The increase or decrease in a fund's assets due to the purchase or sale of fund shares is not considered a material factor.



Contribution to the overall investment process is an important consideration as well. Sharing ideas with other portfolio managers, working effectively with and mentoring our younger analysts, and being good corporate citizens are important components of long-term success and are highly valued.



All employees of T. Rowe Price, including portfolio managers, participate in a 401(k) plan sponsored by T. Rowe Price Group. In addition, all employees are eligible to purchase T. Rowe Price common stock through an employee stock purchase plan that features a limited corporate matching contribution. Eligibility for and participation in these plans is on the same basis as for all employees. Finally, all vice presidents of T. Rowe Price Group, including all portfolio managers, receive supplemental medical/hospital reimbursement benefits.



This compensation structure is used for all portfolios managed by the portfolio manager.



Conflicts of Interest



T. Rowe Price is not aware of any material conflicts of interest that may arise in connection with the Portfolio Manager's management of the Fund's investments and the investments of the other account(s),. Portfolio managers at T. Rowe Price typically manage multiple accounts. These accounts may include, among others, mutual funds, separate accounts (assets managed on behalf of institutions such as pension funds, colleges and universities, foundations), and commingled trust accounts.



Portfolio managers make investment decisions for each portfolio based on the investment objectives, policies, practices and other relevant investment considerations that the managers believe are applicable to that portfolio. Consequently, portfolio managers may purchase (or sell) securities for one portfolio and not another portfolio. T. Rowe Price has adopted brokerage and trade allocation policies and procedures which it believes are reasonably designed to address any potential conflicts associated with managing multiple accounts for multiple clients. Also, as disclosed under the "Portfolio Manager Compensation" above, our portfolio managers' compensation is determined in the same manner with respect to all portfolios managed by the portfolio manager. T. Rowe Price has developed written trade allocation guidelines for its Trading Desks. Generally, when the amount of securities available in a public offering or the secondary markets is insufficient to satisfy the volume or price requirements for the participating client portfolios, the guidelines require a pro rata allocation based upon the relative sizes of the participating client portfolio or the relative sizes of the participating client orders depending upon the market involved. In allocating trades made on a combined basis, the trading desks seek to achieve the same net unit price of the securities for each participating client. Because a pro rate allocation may not always adequately accommodate all facts and circumstances, the guidelines provide for



9






exceptions to allocate trades on an adjusted basis. For example, adjustments may be made: (i) to recognize the efforts of a portfolio manager in negotiating a transaction or a private placement; (ii) to eliminate de minimus positions; (iii) to give priority to accounts with specialized investment policies and objectives; and (iv) to reallocate in light of a participating portfolio's characteristics (e.g., available cash, industry or issuer concentration, duration, credit exposure). Also, with respect to private placement transactions, conditions imposed by the issuer may limit availability of allocations to client accounts.



C. Portfolio Manager Securities Ownership . The table below identifies, for each Portfolio Manager, ownership of Trust securities by each Portfolio Manager.





Portfolio

Portfolio
Manager(s)

Ownership of
Trust
Securities


AST T. Rowe Price Large
Cap Growth

Robert W.
Sharps

None




D.                                     Effective on or
about December 5, 2005, EARNEST Partners LLC  ("EARNEST")
and WEDGE Capital Management, LLP ("WEDGE") will replace
GAMCO Investors, Inc. ("GAMCO") as Sub-advisors to the AST
Gabelli All-Cap Value Portfolio.   Effective on or about
December 5, 2005, the name of the Portfolio will change to the AST Mid-Cap Value Portfolio.

This supplement sets forth the changes to the Statement of Information that will be effective with the replacement of GAMCO with EARNEST and WEDGE on or about December 5, 2005.

The following supplements the table titled " Sub-advisory
Fee Rates:"

Sub-advisory Fee Rates



Portfolio

Sub-
advis
or

Fee


AST Mid-Cap
Value

EARNE
ST

0.40% of average daily
net assets




WEDGE

0.40% of average daily
net assets




The following supplements the discussion titled "Corporate
Structure:"

WEDGE, founded in June of 1984, is an independent investment advisor owned and operated by 13 General
Partners.

EARNEST, founded in 1998, is a wholly owned subsidiary of EARNEST Holdings LLC. Paul E. Viera, Chief Executive
Officer and partner of EARNEST, owns a controlling interest in EARNEST.

The following information supplements the chart titled
"Portfolio Managers :"

A. Other Accounts Managed by Portfolio Managers . The table below identifies, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface.

10







Port
foli
o

Portfo
lio
Manage
r(s)

Registered
Investment
Companies

Other Pooled
Investment
Vehicles

Other Accounts


AST
Mid-
Cap
Valu
e

Paul
VeZoll
es

0

0

33 Other
Accounts with
$420mm in total
assets under
management.*




Gilber
t
Galle

0

0

45 Other
Accounts with
$1.1 billion in
total assets
under management
..*




John
Norman

0

0

24 Other
Accounts with ;
$410mm in total
assets under
management.*




Paul
Viera

11Registered
Mutual Funds with
$1.6 billion in
total assets under
management. *

17 Unregistered
Pooled Investment
Vehicles with $6.4
million in assets
under management.

226 Other
Accounts with
$9.9 billion in
total assets
under management
..*






*As of March 31, 2005.

B. Portfolio Manager Compensation / Material Conflicts of
Interest . The table below identifies, for each Portfolio
Manager,the structure of, and method(s) used to determine, portfolio manager compensation. The table below also identifies, for each Portfolio Manager, any material conflicts of interest that may arise between a Portfolio
Manager's management of a Portfolio's investments and investments in other accounts.





Portf
olio

Compensation Structure and Method(s)/Material Conflicts of
Interest

AST
Mid-
Cap
Value

EARNEST








Compensation




EARNEST Partners: All EARNEST Partners personnel are paid a salary and a discretionary bonus. A portion of the bonus may consist of profit sharing and/or deferred compensation. The Company also matches a portion of employees' 401(k) contributions, if any. The bonus is a function of client satisfaction with respect to investment results and service. Equity ownership is another component of compensation for the portfolio managers. The firm is employee-owned.



Conflicts of Interest



No material conflicts of interest exist. All accounts are managed to model portfolios that are approved by the investment committee, and trades are allocated pro-rata to all accounts so that no one account is advantaged over another pursuant to trade allocation policies and procedures.



WEDGE



Compensation



WEDGE's incentive compensation has been structured to reward all professionals for their contribution to the growth and profitability of the firm. General Partners are compensated via a percentage of the firm's net profitability. Other investment professionals compensation is based on similar criteria including relative short- and long-term portfolio performance as compared to both the index and a universe of peer managers.



11





Conflicts of Interest



During the normal course of managing assets for multiple clients of varying types and asset levels, WEDGE will inevitably encounter conflicts of interest that could, if not properly addressed, be harmful to one or more of its clients.



Those of a material nature that are encountered most frequently surround security selection, brokerage selection and the allocation of securities. WEDGE is therefore, forced to consider the possible personal conflicts that occur for an analyst and portfolio manager as well as those for the firm when a security is recommended for purchase or sale. When trading securities, WEDGE must address the issues surrounding the selection of brokers to execute trades considering the personal conflicts of the trader and the firm's conflict to obtain best execution of client transactions versus offsetting the cost of research or selfishly enhancing its relationship with a broker/consultant for potential future gain. And finally, WEDGE must consider the implications that a limited supply or demand for a particularly security poses on the allocation of that security across accounts.



To mitigate these conflicts and ensure its clients are not negatively impacted by the adverse actions of WEDGE or its employees, WEDGE has implemented a series of policies including its Personal Security Trading Policy, Proxy Voting Policy, Equity Trading Policy, Trading Error Policy, and others designed to prevent and detect conflicts when they occur. WEDGE reasonably believes that these and other policies combined with the periodic review and testing performed by its compliance professionals adequately protects the interests of its clients.



C. Portfolio Manager Securities Ownership . The table below identifies, for each Portfolio Manager, ownership of Trust securities by each Portfolio Manager.





Portfolio

Portfolio
Manager(s)

Ownership of
Trust
Securities


AST Mid-Cap
Value

Paul M. VeZolles
of WEDGE

None




Gilbert Galle of
WEDGE

None




John Norman of
WEDGE

None




Paula Viera of
EARNEST

None




II. This section of the supplement sets forth revised information with respect to the AST Alger All-Cap
Growth Portfolio.

The text on page 322 of the SAI that corresponds to AST
Alger All-Cap Growth Portfolio in the column headed
"Portfolio Manager(s)" is stricken and replaced with the following:

Patrick Kelly

Teresa McRoberts

And the entry in the column headed "Ownership of Trust
Securities" corresponding to the AST Alger All-Cap Growth
Portfolio is stricken and replaced with the following:

None

None

12




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